CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-273436 on Form S-6 of our report dated September 25, 2023, relating to the financial statement of FT 10967, comprising Dorsey Wright Relative Strength Top 50, Series 53, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 25, 2023